UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2003

COMMONWEALTH ENERGY CORPORATION
(Exact Name of registrant as specified in its charter)

California	000-33069	33-0769555
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

15901 Red Hill Avenue, Suite 100
Tustin, California	92780
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 258-0470

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure
SIGNATURES

Item 9. Regulation FD Disclosure

     Commonwealth Energy Corporation (“Commonwealth”) doing business as electricAmerica in Pennsylvania, wishes to disclose for Regulation FD purposed that it has been awarded 49,172 small commercial customers through the Market Share Threshold (MST) Bid/Assignment process implemented by PECO Energy, an electric and natural gas utility serving southeastern Pennsylvania.

     The MST process was part of PECO’s 1998 restructuring settlement, which required nearly half of their electricity customers to be randomly assigned to competitive electric generation suppliers if less than 50 percent had selected an alternate supplier by January 1, 2003. As of the first of this year, less than 8 percent of PECO’s electricity customer base had chosen an alternate supplier.

     The small commercial customers assigned to electricAmerica will be randomly selected from PECO default customers. Such customers will receive two notices and the opportunity to opt out and remain with PECO. With this assignment of nearly 50,000 customers, Philadelphia becomes electricAmerica’s largest market, both by number of customers and volume of electricity served. Previously, electricAmerica served approximately 38,000 business and residential customers in the PECO territory.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH ENERGY CORPORATION,
a California corporation

Date March 6, 2003	By: /s/ IAN B. CARTER

Ian B. Carter
Chief Executive Officer